Exhibit T3A.10

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

S.O.P., INC.

(filed pursuant to La. R.S. 12:1-1006 and 12:1-1007)

Pursuant to Sections 1-1006 and 1-1007 of the Business Corporation Act of Louisiana (the “Act”), S.O.P., Inc., a Louisiana corporation (the “Corporation”), acting through its undersigned officer, does hereby certify the following:

FIRST: The name of the Corporation is “S.O.P., Inc.”

SECOND: On March 9, 2017, the sole shareholder of the Corporation holding all shares of voting common stock of the Corporation (the “Voting Common Stock”) issued and outstanding and entitled to vote, having one vote per share, adopted a resolution by joint written consent with the Corporation’s Directors amending Article 5 of the Corporation’s Articles of Incorporation to read as set forth in paragraph SEVENTH below.

THIRD: The above-described amendment of the Corporation’s Articles of Incorporation was duly approved by the sole shareholder of the Corporation in the manner required by the Act and the Corporation’s Articles of Incorporation.

FOURTH: The Amended and Restated Articles of Incorporation of the Corporation, as set forth in paragraph SEVENTH below, consolidate all amendments to the Corporation’s Articles of Incorporation, including the amendment described above in paragraph SECOND.

FIFTH: Pursuant to a statement of change filed with the Secretary of State of the State of Louisiana on September 23, 2013, the name and address of the registered agents of the Corporation are as follows:

D. Clayton Cambre and Vincent Almerico

601 Poydras Street, Suite 1500

New Orleans, Louisiana 70130

SIXTH: Pursuant to the Corporation’s annual report filed with the Secretary of State of the State of Louisiana on October 13, 2016, the address of the registered office of the Corporation is as follows:

601 Poydras Street, Suite 1500

New Orleans, Louisiana 70130

SEVENTH: The Amended and Restated Articles of Incorporation of the Corporation are as follows:

The name of the corporation is S.O.P., Inc. (the “Corporation”).

Article 2

The purpose of the Corporation is to engage in any lawful activity, for which corporations may be formed under Chapter I of Title 12 of the Louisiana Revised Statutes, including acting as registered agent for service of process, and it shall have the power to perform or engage in all lawful acts and activities.

Article 3

The aggregate number of shares which the Corporation shall have authority to issue is 1,000, all of which shall be common stock, and the par value of each share shall be $1.00.

Article 4

The business and affairs of the Corporation shall be managed by a Board of Directors of not less than three (3) natural persons, unless and until otherwise provided in the by-laws of the Corporation. Any director absent from any meeting of the Board of Directors may be represented by any other director or shareholder, who may cast the vote of the absent director according to his written instructions, general or special.

Article 5

For the avoidance of doubt, notwithstanding anything herein to the contrary, pursuant to Section 1123(a)(6) of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”), the Corporation shall not issue non-voting equity securities; provided, however, that the foregoing restriction (i) shall have no further force or effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) shall have such force and effect, if any, only for so long as such Section is in effect and applicable to the Corporation and (iii) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

* * * * *

[Signatures and acknowledgments appear on pages 3 and 4.]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be effective as of March 9, 2017.

S.O.P., INC.

BY:	/s/ Bruce D. Lundstrom
NAME:	Bruce D. Lundstrom
Director, Vice President and Secretary

[Signature Page to Articles of Amendment and Restatement of S.O.P., Inc.]

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ORLEANS

BEFORE ME, the undersigned authority, personally came and appeared Bruce D. Lundstrom, known to me to be the person whose name is subscribed to the foregoing instrument as Director, Vice President and Secretary of S.O.P., Inc., and being by me first duly sworn, declared to me and the undersigned competent witnesses that the statements therein contained are true and correct, and that he executed such instrument on behalf of S.O.P., Inc. for the purposes therein expressed and as his and such company’s own act and deed.

IN WITNESS WHEREOF, such appearer, witnesses and I have hereunto affixed our hands on this 9th day of March, 2017, in the aforesaid parish and state.

/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Director, Vice President and Secretary

WITNESSES:

/s/ Sonia Vicknair

Print Name:	Sonia Vicknair

/s/ Coleen Oddo

Print Name:	Coleen Oddo

/s/ David C. Cambre
Notary Public
David C. Cambre
Printed Name:
Bar Roll No./Notary ID No.:	26833

My Commission Expires:	My commission is for life

[Acknowledgment Page to Articles of Amendment and Restatement of S.O.P., Inc.]